Exhibit 4.4

                                  NEXLAND, INC.

                             2000 STOCK OPTION PLAN
















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                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1. DEFINITIONS.........................................................1
   1.1.   DEFINITIONS..........................................................1
SECTION 2. THE STOCK OPTION PLAN...............................................4
   2.1.   PURPOSE OF THE PLAN..................................................4
   2.2.   STOCK SUBJECT TO THE PLAN............................................4
   2.3.   ADMINISTRATION OF THE PLAN...........................................4
   2.4.   ELIGIBILITY AND LIMITS...............................................4
SECTION 3. TERMS OF STOCK OPTIONS..............................................5
   3.1.   TERMS AND CONDITIONS OF ALL STOCK OPTIONS............................5
   3.2.   TERMS AND CONDITIONS OF OPTIONS......................................5
   3.3.   TREATMENT OF AWARDS UPON TERMINATION OF EMPLOYMENT...................7
SECTION 4. GENERAL PROVISIONS..................................................7
   4.1.   WITHHOLDING..........................................................7
   4.2.   CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION.......................8
   4.3.   COMPLIANCE WITH CODE.................................................8
   4.4.   RIGHT TO TERMINATE EMPLOYMENT........................................9
   4.5.   NON-ALIENATION OF BENEFITS...........................................9
   4.6.   RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS.................9
   4.7.   LISTING AND LEGAL COMPLIANCE.........................................9
   4.8.   TERMINATION AND AMENDMENT OF THE PLAN................................9
   4.9.   STOCKHOLDER APPROVAL................................................10
   4.10.  CHOICE OF LAW.......................................................10
   4.11.  EFFECTIVE DATE OF PLAN..............................................10







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                                  NEXLAND, INC.
                             2000 STOCK OPTION PLAN


                                   SECTION 1.
                                   DEFINITIONS

        1.1.   DEFINITIONS.

        Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

               (a)    "AFFILIATE" means:

                      (i)    Any Subsidiary or Parent;

                      (ii) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

                      (iii)  Any  entity  in  which  the   Company  has  such  a
significant interest that the Company determines it should be deemed an "Affiliate", as determined in the sole discretion of the Company.

               (b) "BOARD OF DIRECTORS" means the board of directors of the Company.

               (c) "CHANGE IN CONTROL" means (i) the sale of all, or substantially all, of the Company's assets in any single transaction or series of related transactions to an "unrelated third party"; (ii) the acquisition by an "unrelated third party" of Stock possessing the ordinary voting power to elect a majority of the Board of Directors; (iii) any merger or consolidation of the Company with or into another corporation (regardless of which entity is the surviving corporation) if, after giving effect to such merger or consolidation the holders of the Company's voting securities immediately prior to the merger or consolidation own voting securities of the surviving or resulting corporation representing less than a majority of the ordinary voting power to elect the board of directors of the surviving or resulting corporation; (iv) a plan of complete liquidation of the Company approved by the shareholders of the Company

        For purposes of this Section 1.1(c), an "unrelated third party" means any person or entity which is not (i) a shareholder of the Company as of January 1, 2000; (ii) a person who is related to a shareholder of the Company as of January 1, 2000 by blood, marriage or adoption; or (iii) any entity, including, but not limited to, a partnership, corporation, trust or limited liability company in which persons described in clauses (i) and (ii) hereof do not possess at least fifty percent (50%) of the voting power or beneficial interests.

               (d) "CODE" means the Internal Revenue Code of 1986, as amended.


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               (e)  "COMMITTEE"  means the  committee  appointed by the Board of
Directors to administer the Plan. If the Committee has not been appointed, the Board of Directors in their entirety shall constitute the Committee.

               (f) "COMPANY" means Nexland, Inc., an Arizona corporation.

               (g) "DISABILITY" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code
Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

               (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

               (i) "FAIR MARKET VALUE" with regard to a date means:

                      (i) the average of the high and low prices at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the NASDAQ Stock Market (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in THE WALL STREET JOURNAL,

                      (ii) if Stock is not traded on a securities exchange, but is reported by the NASDAQ Stock Market and market information is published on a regular basis in The Wall Street Journal, the average of the published high and low sales prices for that date or the last business day prior to that date as published in The Wall Street Journal,

                      (iii) if such market information is not published on a regular basis, the average of the high bid and low asked prices of Stock in the over-the-counter market on that date or the last business day prior to that date, as reported by the NASDAQ Stock Market, or, if not so reported, by a generally accepted reporting service, or

                      (iv) if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

               (j) "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.



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               (k) "INDEPENDENT  THIRD PARTY" means any person who,  immediately prior to a contemplated transaction, does not own in excess of five percent (5%) of the Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 5% owner of the Stock.

               (l) "NON-QUALIFIED STOCK Option" means an option which is not qualified under Section 422 of the Internal Revenue Code.

               (m) "OPTION" means a Non-qualified Stock Option or an Incentive Stock Option.

               (n) "OVER 10% OWNER" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than ten percent (10%) of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

               (o) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

               (p) "PARTICIPANT" means an individual who receives a Stock Option hereunder.

               (q) "PLAN" means the Nexland, Inc. 2000 Stock Option Plan.

               (r) "STOCK" means the voting common stock of the Company.

               (s) "STOCK OPTION AGREEMENT" means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Option.

               (t) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

               (u) "TERMINATION OF Employment" means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.




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                                   SECTION 2.
                              THE STOCK OPTION PLAN

        2.1.   PURPOSE OF THE PLAN.

        The Plan is intended to (a) provide incentive to officers, key employees, directors and consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, key employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company and acquire shares of Stock; and (c) provide a means of obtaining, rewarding and retaining key personnel and consultants.

        2.2.   STOCK SUBJECT TO THE PLAN.

        Subject to adjustment in accordance with Section 4.2, 6,000,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Options. At such time as the Company becomes subject to Section 16 of the Exchange Act, at no time may the Company have outstanding under the Plan, Stock Options subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Options under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Option that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

        2.3.   ADMINISTRATION OF THE PLAN.

        The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers and key employees of the Company or its Affiliates to whom Stock Options will be granted and the terms and provisions of Stock Options, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Option Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

        2.4.   ELIGIBILITY AND LIMITS.

        Stock Options may be granted only to officers, key employees, directors and consultants of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company, or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if


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the  limitation  is exceeded,  the  Incentive  Stock  Option(s)  which cause the limitation to be exceeded will be treated as Non-qualified Stock Option(s).


                                   SECTION 3.
                             TERMS OF STOCK OPTIONS

        3.1.   TERMS AND CONDITIONS OF ALL STOCK OPTIONS.

               (a) The number of shares of Stock as to which a Stock Option may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan.

               (b) Each Stock Option will be evidenced by a Stock Option Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Option Agreement is subject to the terms of the Plan and any provisions contained in a Stock Option Agreement that are inconsistent with the Plan are null and void.

               (c) The date a Stock Option is granted will be the date on which the Committee has approved the terms and conditions of the Stock Option and has determined the recipient of the Stock Option and the number of shares covered by the Stock Option, and has taken all such other actions necessary to complete the grant of the Stock Option.

               (d) Stock Options are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will; provided, however, that the Committee may waive any of the provisions of this Section or provide otherwise as to any Stock Options other than Incentive Stock Options.

        3.2.   TERMS AND CONDITIONS OF OPTIONS.

        Each Option granted under the Plan must be evidenced by a Stock Option Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option or a Non-qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-qualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

               (a)    OPTION  PRICE.  Subject to adjustment  in accordance  with
Section 4.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option must be as set forth in the applicable Stock Option Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted with respect


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to an Incentive  Stock Option.  With respect to each grant of an Incentive Stock
Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

               (b) OPTION TERM. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Non-Qualified Stock Option must be as specified in the applicable Stock Option Agreement.

               (c) PAYMENT. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Option Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Option Agreement provides:

                      (i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

                      (ii) in a cashless exercise through a broker; or

                      (iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

        In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

               (d) CONDITIONS TO THE EXERCISE OF AN OPTION. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Option Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control described in the Stock Option Agreement and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Option Agreement to the contrary.

               (e) TERMINATION OF INCENTIVE STOCK OPTION. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment


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is due to death or Disability,  one (1) year will be substituted  for such three
(3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a nonqualified option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

               (f) SPECIAL PROVISIONS FOR CERTAIN SUBSTITUTE OPTIONS. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

        3.3.   TREATMENT OF AWARDS UPON TERMINATION OF EMPLOYMENT.

        Except as otherwise provided by Plan Section 3.2(e), any Option under this Plan to a Participant who has experienced a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Option Agreement, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.


                                   SECTION 4.
                               GENERAL PROVISIONS

        4.1.   WITHHOLDING.

        The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Option Agreement provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local,


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if any,  withholding taxes arising from exercise or payment of a Stock Option (a
"Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

               (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

               (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

        4.2.   CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION.

               (a) The number of shares of Stock reserved for the grant of Options; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option; and the Exercise Price of each outstanding Option pertains must be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

               (b) In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of assets, or other change in capital structure of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such event, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award. Any adjustment pursuant to this Section 4.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Option, but except as set forth in this Section may not otherwise diminish the then value of the Stock Option.

               (c) The existence of the Plan and the Stock Options granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        4.3.   COMPLIANCE WITH CODE.

        All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.



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

        4.4.   RIGHT TO TERMINATE EMPLOYMENT.

        Nothing in the Plan or in any Stock Option confers upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment or services at any time.

        4.5.   NON-ALIENATION OF BENEFITS.

        Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

        4.6.   RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS.

        Each Stock Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Options then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Option, that the Participant or other recipient of a Stock Option represent, in writing, that the shares received pursuant to the Stock Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

        4.7.   LISTING AND LEGAL COMPLIANCE.

        The Committee may suspend the exercise or payment of any Stock Option so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

        4.8.   TERMINATION  AND AMENDMENT OF THE PLAN.

        The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such


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

approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Option may adversely affect the rights of the Participant under such Stock Option.

        4.9.   STOCKHOLDER APPROVAL.

        The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors. If such approval is not obtained, any Stock Option granted hereunder which was intended to be an Incentive Stock Option will be a Non-qualified Stock Option, but otherwise will not affect any Stock Options already granted.

        4.10.  CHOICE OF LAW.

        The laws of the State in which the company is domiciled shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

        4.11.  EFFECTIVE DATE OF PLAN.

        This   Plan   was   approved   by  the   Board   of   Directors   as  of
________________________, ______, and shall become effective upon its approval by the Company's shareholders.


                                                  NEXLAND, INC.


                                                  By:
                                                     -------------------
                                                  Name:
                                                       -----------------
                                                  Title:
                                                        ----------------


                                                  ATTEST:

                                                  By:
                                                     -------------------
                                                  Name:
                                                       -----------------
                                                  Title:
                                                         ---------------
                                                  [CORPORATE SEAL]








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